Exhibit 10.1

Amendment to Employment Letter Agreement of Thomas W. Fry

This Amendment to the Employment Letter Agreement (this “Amendment”), is entered into as of February 22, 2011, by and between Conmed Healthcare Management, Inc., a Delaware corporation (the “Company”), and Thomas W. Fry (“Employee”).

WHEREAS, Employee has been employed by the Company pursuant to an Employment Letter Agreement, dated as of August 21, 2006 and executed as of September 7, 2006, between Employee and Pace Health Management Systems, Inc., the Company’s predecessor-in-interest (the “Original Employment Letter Agreement”); and

WHEREAS, the Company and Employee desire to amend the Original Employment Letter Agreement as set forth below.

NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   Effects of Termination Without Cause.  Unless Section 2 applies (in which case Section 2, and not this Section 1, will be followed), upon termination of Employee’s employment by the Company without Cause (as defined herein) (other than as a result of Employee’s death or disability), the Company shall pay Employee monthly (or biweekly at the Company’s discretion) amounts equal to the Employee’s then applicable base compensation, excluding bonus, for a period of six (6) months following termination, commencing immediately upon the later of such termination of employment or Employee’s execution of a Release in the form attached as Exhibit A (whether or not executed by the Company).

As used herein, the term “Cause” shall mean:

a.   Employee’s final and unappealed conviction of (or pleading guilty or “nolo contendere” to) any felony or a major misdemeanor involving dishonesty or moral turpitude; or

b.   The willful and continued failure of Employee to substantially perform all or substantially all of his duties with the Company (other than any such failure resulting from injury, physical or mental illness or disability) after written demand of no less than ten (10) business days for substantial performance is requested by the Board of Directors of the Company (the “Board”), which demand specifically identifies the manner in which it is claimed Employee has not substantially performed his duties; or

c.   Employee is willfully and continuously engaged in material misconduct which has, or is reasonably likely to have, a direct and substantial adverse monetary effect on the Company.

d.   For purposes of this Section 1, no act or failure to act on Employee’s part shall be considered “willful” if done, or omitted to be done, by Employee in good faith and with reasonable belief that Employee’s action or omission was in, or not opposed to, the best interest of the Company.  No termination shall be effected for “Cause” unless (i)

the determination has been made by the Board, by majority vote, in good faith; (ii) Employee has been provided with specific written information as to the acts or omissions which form the basis of the allegation of for “Cause”, and Employee has had an opportunity to be heard, with counsel if he so desired, before the Board determines, by majority vote, in good faith, that Employee was guilty of conduct constituting for “Cause” as herein defined, specifying the particulars thereof in detail; and (iii) Employee has not cured the alleged deficiency or substantially mitigated its effects within a reasonable time (not to exceed twenty (20) business days) after such determination.

2.   Change of Control.  In the event of a Change of Control (as defined herein) of the Company, all options and other equity incentives then granted to Employee, which are unvested at the date of the Change of Control shall immediately vest and be exercisable.  In the event of a termination of Employee’s employment by the Company without Cause (other than as a result of Employee’s death or disability), within 12 months following a Change of Control, the Company will promptly pay Employee, in lieu of the amounts required under Section 1 (if applicable), a severance amount equal to twelve (12) months base compensation, excluding bonus, payable in a lump sum immediately upon the later of such termination of employment or Employee’s execution of a Release in the form attached as Exhibit A (whether or not executed by the Company).

As used herein, a “Change of Control” of the Company shall mean any of the following:

a.   the acquisition by any person(s) (individual, entity or affiliated or unaffiliated group) in one or a series of transactions (including, without limitation, issuance of shares by the Company or through merger of the Company with another entity) of direct or indirect record or beneficial ownership of 50% or more of the voting power with respect to matters put to the vote of the shareholders of the Company and, for this purpose, the terms “person” and “beneficial ownership” shall have the meanings provided in Section 13(d) or 14(d) of the Securities Exchange Act of 1934 or related rules promulgated by the Securities and Exchange Commission;

b.   the commencement of or public announcement of an intention to make a tender or exchange offer for more than 50% of the then outstanding shares of the common stock of the Company;

c.   a sale of all or substantially all of the assets of the Company; or

d.   the Board, in its sole and absolute discretion, determines that there has been a sufficient change in the stock ownership of the Company to constitute a change in control of the Company.

e.   Notwithstanding the foregoing, the following acquisitions shall not constitute a “Change of Control”: (i) the closing of any transaction that in good faith may be reasonably characterized as an acquisition of another entity by the Company rather than the other way around; or (ii) any acquisition of the Company or its shares by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

3.   Employee shall re-execute and deliver to the Company a Non-Competition, Non-Solicitation and Confidentiality Agreement, substantially in the form attached hereto as Exhibit B.

4.   This Amendment shall be governed by, construed and enforced in accordance with, the laws of the State of Delaware, and venue and jurisdiction for any disputes hereunder shall be heard in any court of competent jurisdiction in Delaware for all purposes.

5.   If any provision of this Amendment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

6.   Except as set forth in this Amendment, all other terms and conditions of the Original Employment Letter Agreement shall remain unchanged and in full force and effect.

7.   This Amendment may be executed in one or more counterparts and/or by exchange of facsimile signature pages, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

[Signatures on next page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf as of the date first above written.

CONMED HEALTHCARE MANAGEMENT, INC. By: /s/ Richard W. Turner
Name: Richard W. Turner
Title: Chief Executive Officer

EMPLOYEE: /s/ Thomas W. Fry Thomas W. Fry

EXHIBIT A

RELEASE

The undersigned individual (“Releasor”), on his own behalf and on behalf of his heirs, beneficiaries and assigns, hereby releases and forever discharges Conmed Healthcare Management, Inc. and its subsidiaries and all of their respective officers and directors, successors and assigns, both individually and in their official capacities, from any and all liability, claims, demands, actions and causes of action of any type (collectively, “Claims”) which Releasor has had in the past, now has, or might now have, through the date of his execution of this Release, in any way resulting from, arising out of or connected with his employment by Conmed Healthcare Management, Inc. and its subsidiaries (collectively, the “Company”) or his termination of employment with the Company or pursuant to any federal, state or local employment law, regulation or other requirement (including, without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended (“ADEA”); the Americans with Disabilities Act, as amended; and the Maryland Human Relations Commission Act, art. 49B, as amended).

Excluded from the scope of this Release is (i) any claim by Releasor for payment of wages (including salary, bonus, severance, and unused vacation pay or PTO) or reimbursement of expenses or under the terms of any of the Company’s employee qualified and non-qualified benefit plans (including without limitation the Company’s employee pension plan, profit sharing plan, stock option plan or stock ownership plan); (ii) any claim or right of Releasor under any policy or policies of directors and officers liability insurance maintained by the Company as in effect from time to time; and (iii) any right of or for indemnification or contribution pursuant to contract and/or the Certificate of Incorporation or By-Laws (or other charter documents) of the Company that Releasor has or hereafter may acquire if any claim is assailed or proceedings are brought against Releasor including, without limitation, if by any governmental or regulatory agency, or by any customer, creditor, employee or shareholder of the Company, or by any self-regulatory organization, stock exchange or the like, arising out of or related or allegedly related to the undersigned individual being or having been an officer or employee of the Company or to any of his actions, inactions or activities as an officer or employee of the Company.  Also excluded from this release are any Claims which cannot be waived by law.  By signing this Release the undersigned is waiving, however, his right to any monetary recovery should any governmental agency or entity, such as the EEOC or the DOL, pursue any claims on his behalf.  Releasor acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA.

The undersigned individual further acknowledges that he has been advised by this writing that: (a) his waiver and release in this Release does not apply to any rights or claims that may arise after the execution date of this Release; (b) he is advised to consult with an attorney prior to executing this Release; (c) he has up to the entirety of until twenty-one (21) days after the date he received this Release executed by the Company in which to consider this Release; (d) he has seven (7) days following his execution of this Release to revoke this Agreement by so notifying the Company; and (e) this Release shall not be effective until the date upon which the seven (7) day revocation period has expired unexercised (the “Effective Date”), which shall be the eighth day after this Release is executed by the undersigned individual. Upon the lapse of said seven (7)

day period without revocation, this Release will have effect retroactively to the date it was signed by the Company.

This Release does not constitute an admission by the Company or by the undersigned individual of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights.  This Release is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations.  This Release may not be modified or amended except in a writing signed by both the undersigned individual and a duly authorized officer of the Company.  This Release will bind the heirs, personal representatives, successors and assigns of both the undersigned individual and the Company, and inure to the benefit of both the undersigned individual and the Company and their respective heirs, successors and assigns.  If any provision of this Release is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Release and the provision in question will be modified by the court so as to be rendered enforceable.  This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Delaware as applied to contracts made and to be performed entirely within the State of Delaware.

Conmed Healthcare Management, Inc. By:_______________________________________ Name: Title:	Thomas W. Fry __________________________________
Date:	Date:

EXHIBIT B

NON-COMPETITION, NON-SOLICITATION AND
CONFIDENTIALITY AGREEMENT

This NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT (this “Agreement”) is entered into effective for all purposes as of this ___  day of _______________, 2011 by ________________________,(“Employee”) in favor of Conmed Healthcare Management Inc., a Delaware corporation, and/or any of its affiliates, parents, subsidiaries or other related entities (collectively, the “Company”).

In consideration and as a condition of Employee’s employment by the Company, Employee hereby agrees as follows:

1.   Confidentiality.  At all times, Employee shall keep confidential, except as the Company may otherwise consent to in writing, and not disclose, or make any use of except for the benefit of the Company and in no way competitive with the Company, at any time either during or subsequent to performance by Employee of services for the Company, any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, technical data, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, and pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees or affiliates (collectively, the “Confidential Information”), which Employee may produce, obtain or otherwise learn of during the course of his performance of services and after the cessation of Employee’s employment with the Company.  Employee shall not deliver, reproduce, or in any way allow any such Confidential Information to be delivered to or used by any third parties without the specific direction or consent of an authorized representative of the Company.

As used in this Agreement, the term “cessation of Employee’s employment with the Company” shall mean any separation from Employee’s employment at the Company, either voluntarily or involuntarily, either with cause or without cause, or whether the separation is at the behest of the Company or Employee.

2.   Return of Confidential Material.  Upon the cessation of Employee’s employment with the Company, Employee shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, lab notes and books and data of any nature pertaining to any Confidential Information of the Company or to the services provided by Employee, and Employee will not take or retain (in any form or format) any description containing or pertaining to any Confidential Information which Employee may produce or obtain during the course of the Employee’s association with the Company.

3.   Trade Secrets of Others.  Employee represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Employee in confidence or in trust, and Employee will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any other person or entity.  Employee will not enter into any agreement, either written or oral, in conflict herewith.

4.   Non-Competition; Non-Solicitation. For purposes of this Agreement, the term “Competitive Activity” shall mean engaging in the business of providing medical healthcare services to detention facilities.  Employee will not knowingly do, or prepare to do, any of the following, either individually or through any entity controlled by Employee, and either on Employee’s behalf or on behalf of any other person or entity competing or endeavoring to compete with the Company, directly or indirectly, during Employee’s employment with the Company and during the period of two (2) years after the cessation of Employee’s employment with the Company, in the states within which the Company conducts its business from the date hereof through the date of cessation of employment:

(a)           Own, manage, operate, control, consult for, be an officer or director of, work for, or be employed in any capacity by any corporation, partnership, limited liability company, educational or not-for-profit institution or any other business, entity, agency or organization which is in any way involved in the Competitive Activity; or

(b)           Solicit prior or current customers, collaborators, joint ventures or other business affiliations of the Company for any purpose associated with a Competitive Activity; or

(c)           Solicit for employment or retention (or, following such solicitation, employ or retain) as an employee, independent contractor or agent, any employees or consultants of the Company to engage in, either with the Employee or in any other capacity, any Competitive Activity.

In the event that Employee improperly competes with the Company in any manner set forth above, the period during which Employee engages in such competition shall not be counted in determining the duration of the two (2) year non-compete restriction.

5.   Injunctive Relief.  Employee acknowledges that any breach or attempted breach by Employee of this Agreement or any provision hereof shall cause the Company irreparable harm for which any adequate monetary remedy does not exist.  Accordingly, in the event of any such breach or threatened breach, the Company shall be entitled to obtain injunctive relief, without the necessity of posting a bond or other surety, restraining such breach or threatened breach.

6.   Modification.  This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by Employee and by the Company.  Any subsequent change or changes in the relationship between the Company and Employee or in Employee’s compensation by the Company shall not affect the validity or scope of this Agreement.

7.   Reasonable Terms.  Employee acknowledges and agrees that the restrictive covenants contained in this Agreement have been reviewed by Employee with the benefit of counsel and that such covenants are reasonable in all of the circumstances for the protection of the legitimate interests of the Company.

8.   Entire Agreement.  Employee acknowledges receipt of this Agreement, and agrees that with respect to the subject matter thereof it is Employee’s entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof.

9.   Severabilitv.  In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, the entire Agreement shall not fail on account thereof.  It is further agreed that if any one or more of such paragraphs or provisions shall be judged to be void as going beyond what is reasonable in all of the circumstances for the protection of the interests of the Company, but would be valid if part of the wording thereof were deleted or the period thereof reduced or the range of activities covered thereby reduced in scope, the said reduction shall be deemed to apply with such modifications as may be necessary to make them valid and effective and any such modification shall not thereby affect the validity of any other paragraph or provisions contained in this Agreement.

10.   Successors and Assigns.  This Agreement shall be binding upon the heirs, executors, administrators or other legal representatives of Employee and is for the benefit of the Company, its successors and assigns.

11.   Governing Law.  This Agreement shall be governed by the laws of the State of Delaware except for any conflicts of law rules thereof which might direct the application of the substantive laws of another state.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first forth above.

EMPLOYEE:

_______________________________________
Name:

CONMED HEALTHCARE MANAGEMENT INC.

By:____________________________________
Name: Tammy L. Besser, SPHR
Title: Director, Human Resources